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                                                  CORPORATE ACCESS NUMBER
                                                        20358149

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                             BUSINESS CORPORATIONS ACT



                                   CERTIFICATE

                                       OF

                                    AMENDMENT


POWER PLUS CORPORATION

AMENDED ITS ARTICLES ON AUGUST 1, 1996.



                                                  /s/ [illegible]
[seal]                                     ----------------------------------
                                              Registrar of Corporations


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                        BUSINESS CORPORATIONS ACT                  FORM 4
                           (SECTION 27 OR 171)


ALBERTA
CONSUMER AND CORPORATE AFFAIRS                            ARTICLES OF AMENDMENT
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1.  NAME OF CORPORATION:                            2.  CORPORATE ACCESS NUMBER:

    BATTERY ONE, INC.                                   20358149
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3.  THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED IN ACCORDANCE
    WITH THE BUSINESS CORPORATION ACT AS FOLLOWS:

     (1) Pursuant to Section 167(1) of the BUSINESS CORPORATIONS ACT (Alberta), Item 1 is hereby amended by changing the name of the Corporation to "Power Plus Corporation".

     (2) Pursuant to Section 36(1) of the BUSINESS CORPORATIONS ACT (Alberta), the stated capital of the Corporation is hereby reduced by deducting from the stated capital account from the common shares of the Corporation an amount equal to $26,670,824. Item 2

     (3) Pursuant to Section 167(1) of the BUSINESS CORPORATIONS ACT (Alberta), Item 6 is hereby amended by the addition of the provisions as set forth in Schedule "A" attached hereto and made a part hereof.





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4.  DATE                    SIGNATURE                         TITLE

    July 25, 1996          /s/ [illegible]                  President

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FOR DEPARTMENTAL USE ONLY                                               FILED

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                              SCHEDULE "A"

                   ATTACHED TO AND FORMING PART OF THE
                ARTICLES OF AMENDMENT OF BATTERY ONE, INC.
                           DATED JULY 25, 1996

             The following provisions apply to the the Corporation:

(I)     ROTATING BOARD

        (A) As used in this paragraph (1), the term "whole board of directors" means the total number of directors which the Corporation would have if there were no vacancies.

        (B) The board of directors shall be divided into 3 classes, as nearly equal in number as the then total number of directors constituting the whole board of directors permits, with the term of office of one class expiring at the annual meeting of shareholders of each year.

        (C) At the annual meeting of shareholders held in 1996 directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders.

        (D) At each annual meeting of shareholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting of shareholders.

(II)    VACANCIES

        (A) A quorum of the directors may appoint a person to fill any vacancy among the directors except a vacancy

             (1) resulting from an increase in the number of minimum number of directors,

             (2) resulting from a failure by the shareholders to elect the number of minimum number of directors required by the articles, or

             (3) which is filed by the shareholders as provided in section 4 of this paragraph (1).

        (B) A director elected or appointed to fill a vacancy among the directors shall hold office for the unexpired term of his predecessor.

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(III)   REMOVAL OF DIRECTORS

        (A) The shareholders may only remove a director from office by ordinary resolution at a special meeting of shareholders at which the holders of 70% or more of the outstanding shares in the capital of the Corporation entitled to vote generally for the election of directors are present in person or represented by proxy.

        (B) No director may be removed from office by an ordinary resolution of shareholders at a general or special meeting of shareholders at which at the time time the vote on the ordinary resolution takes place the holders of 70% or more of the outstanding shares in the capital of the Corporation entitled to vote generally in the election of directors are not present in person or represented by proxy.

        (C) Where a director is removed from office in accordance with this section, the shareholders may by ordinary revolution at such special meeting elect a person to fill the vacancy created by the removal of such director, failing which it may be filled by the directors.

        (D) A resolution to remove a director from office may not be made at any meeting of shareholders unless prior notice in writing of the resolution has been given to the Corporation, delivered or mailed by first-class mail, postage prepaid, and received by the Secretary of the Corporation not less than 14 days nor more than 50 days prior to such meeting of shareholders.

(IV)    NOMINATIONS FOR THE ELECTION OF DIRECTORS

        (A) Nominations for the election of directors may be made by the board of directors or by any shareholder entitled to vote for the election of directors.

        (B) Such nominations must be made by notice in writing to the Corporation, delivered or mailed by first-class mail, postage prepaid, and received by the Secretary not less than 14 days nor more than 50 days prior to any meeting of the shareholders called for the election of directors.

        (C)  Each notice under this subparagraph 4 shall set forth

             (1) the name, age, business address and residence address of each nominee proposed in such notice,

             (2) the principal occupation or employment of such nominee for the preceding 5 years,

             (3) the number of shares in the capital of the Corporation which are beneficially owned by such nominee, and

             (4) a declaration by each such nominator and nominee that such nominee has not been found by a court in Canada or elsewhere to be of unsound mind and does not have the status of bankrupt.

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        (D)  The Chairman of the meeting may, in his sole discretion, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

(V)     AMENDMENT OF ARTICLE 6 AND BY-LAW NO. 3

        (A) Notwithstanding any other provisions of the Corporation's articles or by-laws (and notwithstanding the fact that some lesser percentage may be specified by law, the Corporation's articles or by-laws), the affirmative vote of the holders of 70% or more of the outstanding shares in the capital of the Corporation entitled to vote shall be required to amend, alter, change or repeal this Article 6 of the Corporation's articles as in effect upon filing of the Articles of Amendment and receipt of the Certificate of Amendment under the BUSINESS CORPORATIONS ACT (Alberta), in respect hereto or By-law No. 3 of the Corporation's by-laws.